UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 13, 2023, the Board of Directors (the “Board”) of Brown & Brown, Inc., a Florida corporation (the “Company”), increased the size of the Board from 12 directors to 14 directors. On June 13, 2023, the Board appointed Paul J. Krump, age 63, and Bronislaw E. Masojada, age 61, to each serve as a director of the Company, effective immediately.

Mr. Krump retired from Chubb Limited, the world’s largest publicly traded property and casualty insurance company, effective January 1, 2023, most recently serving as Vice Chairman, Global Underwriting and Claims from September 2020 until his retirement. From 2016 to 2020, Mr. Krump served as Executive Vice President, Chubb Group and President, North America Commercial and Personal Insurance. Before Chubb Limited’s January 2016 acquisition of The Chubb Corporation, Mr. Krump served as Chief Operating Officer of The Chubb Corporation. Mr. Krump joined The Chubb Corporation in 1982 as a commercial underwriting trainee in the Minneapolis office and held numerous headquarters and field positions in the United States and Europe, including President of Personal Lines and Claims and President of Commercial and Specialty Lines.

Mr. Masojada served as Chief Executive Officer of Hiscox Group ("Hiscox"), a global specialist insurer and reinsurer listed on the London Stock Exchange, from 2000 to until his retirement in 2021. Mr. Masojada first joined Hiscox in 1993 as Group Managing Director. Prior to joining Hiscox, Mr. Masojada began his career at McKinsey & Company. Mr. Masojada served as Deputy Chairman of Lloyd’s of London from 2001 to 2007 and as Chairman of the Lloyd’s Tercentenary Research Foundation from 2008 to 2014. Mr. Masojada currently serves as Chair of the Board of Directors of SiriusPoint Ltd.

The initial term as a director on the Board for each of Messrs. Krump and Masojada expires at the Company’s 2024 Annual Meeting of Shareholders.

Also effective June 13, 2023, the Board appointed Mr. Krump to the Board’s Audit Committee and Acquisition Committee, and appointed Mr. Masojada to the Board’s Audit Committee and Compensation Committee.

As non-employee directors on the Board, Messrs. Krump and Masojada will be compensated for service as directors in accordance with the standard compensation provided to non-employee directors. There are no arrangements or understandings between either of Messrs. Krump or Masojada and any other persons pursuant to which either of Messrs. Krump or Masojada was selected as a director, and there are no transactions in which the Company was or is to be a participant and in which either of Messrs. Krump or Masojada had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	June 15, 2023	By:	/s/ Anthony M. Robinson
Anthony M. Robinson Secretary